DEBT SETTLEMENT AND SHARE ISSUANCE AGREEMENT

This Debt Settlement and Share Issuance Agreement (this **"Agreement"**) is entered into as of July 23, 2026 (the **"Effective Date"**), by and between:

Sadot Group Inc., a Nevada corporation (the **"Company"**); and

Jennifer Black, an individual (the **"Creditor"**).

The Company and the Creditor are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

RECITALS

WHEREAS, the Company is indebted to the Creditor in connection with that certain promissory note originally issued by the Company to the Creditor on October 22, 2024, in the original principal amount of $625,000 (including $125,000 of original issue discount), for which the Creditor paid a cash purchase price of $500,000 in full on October 22, 2024, as amended on April 25, 2025 (pursuant to which the principal amount was increased to $937,500 in connection with an extension of the maturity date) and as further amended on July 23, 2025 (pursuant to which the maturity date was extended to December 31, 2025 and the conversion provisions of Article IV thereof were deleted) (together with all amendments thereto, the **"Black Note"**), against which the Company has made payments in the aggregate amount of $522,865.00 (on July 29, 2025, August 8, 2025, and December 4, 2025), such payments having been applied first to the portions of the principal amount attributable to original issue discount and capitalized extension fees, leaving an outstanding principal balance of $414,635.00, all of which is attributable to the original cash purchase price paid by the Creditor on October 22, 2024, the payment obligations of the Company under which constitute an outstanding evidence of indebtedness and a security of the Company that has been continuously held by the Creditor since October 22, 2024;

WHEREAS, the Black Note matured on December 31, 2025 (the **"Default Date"**) and was not paid at maturity, whereupon the outstanding principal balance thereof became immediately due and payable and, in accordance with the terms of the Black Note, has borne interest at the default rate of twenty-two percent (22%) per annum (**"Default Interest"**) from the Default Date until paid;

WHEREAS, the outstanding amount owed by the Company to the Creditor under the Black Note is US$466,617.73, consisting of the outstanding principal balance of US$414,635.00 plus US$51,982.73 of accrued and unpaid Default Interest calculated through July 27, 2026 (the anticipated Issuance Date), no default or enforcement premium under the Black Note having been triggered or included therein (the **"Outstanding Debt Amount"**);

WHEREAS, the Company owes the Creditor unpaid severance and other compensation in the amount of US$409,082.17 pursuant to that certain severance agreement, dated as of [•], between the Company and the Creditor (as amended, the "Severance Agreement"), which amounts are due and unpaid (the **"Severance Claim"**), and the Parties desire to fully and finally settle and satisfy

the Severance Claim, and all claims of the Creditor for the payment of wages, severance, or other cash compensation, by the issuance by the Company to the Creditor of an unsecured, non-negotiable, non-transferable promissory note of the Company in the principal amount of US$409,082.17, maturing on the first anniversary of the Issuance Date, in substantially the form attached hereto as **Exhibit A** (the **"Severance Note"**);

WHEREAS, the Parties desire to settle, compromise, and extinguish all of the Creditor's claims related to the Black Note including the Outstanding Debt Amount in full by the issuance of shares of Common Stock to the Creditor in respect of the Outstanding Debt Amount on the terms and conditions set forth herein (the **"Settlement"**);

WHEREAS, the Settlement is to be effected by the issuance of the Settlement Shares by the Company exclusively to the Creditor, as the existing holder of the Company's outstanding payment obligations under the Black Note, in exchange for the surrender, settlement, and extinguishment of such obligations, without the payment by any person of any commission or other remuneration for soliciting such exchange, in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the **"Securities Act"**), provided by Section 3(a)(9) thereof; and

WHEREAS, the Board of Directors of the Company (the **"Board"**) has determined that it is in the best interests of the Company and its stockholders to consummate the Settlement on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations, and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

"Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks in New York, New York are authorized or required by law to close.

"Common Stock" means the common stock, par value $0.0001 per share, of the Company.

"Conversion Price" means $17.81 per share.

"Default Date" and **"Default Interest"** have the meanings set forth in the Recitals.

"Exchanged Obligations" means all payment and other obligations of the Company under or in respect of the Black Note, including the Outstanding Debt Amount, which obligations constitute outstanding evidence of indebtedness of the Company and have been continuously held by the Creditor since October 22, 2024, including all accrued and unpaid Default Interest thereon.

"Issuance Date" means the date on which the Settlement Shares are issued to the Creditor, which shall be no later than two (2) Business Days following the Effective Date.

"Black Note" has the meaning set forth in the Recitals.

"Rule 144" means Rule 144 promulgated under the Securities Act.

"Securities Act" has the meaning set forth in the Recitals.

"Settled Debt Amount" means US$466,617.73, consisting of US$414,635.00 of outstanding principal under the Black Note and US$51,982.73 of accrued and unpaid Default Interest calculated at twenty-two percent (22%) per annum from December 31, 2025 through July 27, 2026. If the Issuance Date occurs after July 27, 2026, the Settled Debt Amount shall not increase, and the Creditor waives any Default Interest accruing after such date.

"Settlement Shares" means 26,199 shares of Common Stock to be issued to the Creditor pursuant to this Agreement.

"Severance Claim" and **"Severance Note"** have the meanings set forth in the Recitals.

ARTICLE II
DEBT SETTLEMENT AND SHARE ISSUANCE

Section 2.1 Settlement of Debt. Subject to the terms and conditions of this Agreement, in full and final settlement, satisfaction, and discharge of the Settled Debt Amount, and in exchange for the surrender and extinguishment of the Exchanged Obligations, the Company shall issue the Settlement Shares to the Creditor on the Issuance Date. Upon issuance of the Settlement Shares, the Settled Debt Amount shall be deemed paid, settled, and extinguished in full, and the Creditor shall have no further claims against the Company with respect to the Settled Debt Amount or any other claims relating to the Black Note.

Section 2.2 Settlement Shares. The number of Settlement Shares has been determined by dividing the Settled Debt Amount by the Conversion Price (rounded down to the nearest whole share, with no fractional shares or cash in lieu thereof being issuable), resulting in the issuance of 26,199 shares of Common Stock to the Creditor.

Section 2.3 Issuance of Settlement Shares. The Settlement Shares shall be issued in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 3(a)(9) thereof, as provided in Section 2.4. Delivery of the Settlement Shares shall be conditioned upon the Company's prior or concurrent delivery to the Creditor and the Company's transfer agent of a legal opinion, in form and substance reasonably satisfactory to the Creditor, to the effect that (i) the Settlement Shares may be issued in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act, (ii) the holding period of the Settlement Shares is determined, pursuant to Rule 144(d)(3)(ii), by reference to the Creditor's acquisition of the Exchanged Obligations on October 22, 2024, more than one (1) year prior to the Issuance Date, and (iii) the Creditor not having been an "affiliate" of the Company within the meaning of Rule 144(a)(1) at any time during the ninety (90) days preceding the Issuance Date, the Settlement

Shares may be issued without any restrictive legend and may be resold by the Creditor without restriction pursuant to Rule 144(b)(1) under the Securities Act. On the Issuance Date, the Company shall issue the Settlement Shares to the Creditor by instructing its transfer agent to deliver the Settlement Shares in book-entry form, or, at the Creditor's election, through the Deposit/Withdrawal at Custodian (DWAC) facilities of The Depository Trust Company, to the account designated by the Creditor.

Section 2.4 Section 3(a)(9) Exchange; Rule 144 Tacking. The Settlement Shares are being issued by the Company exclusively to the Creditor, as the existing holder of the Exchanged Obligations, in exchange for the surrender, settlement, and extinguishment of the Exchanged Obligations, in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 3(a)(9) thereof. No commission or other remuneration has been or will be paid or given, directly or indirectly, to any person for soliciting the exchange effected hereby, and the Creditor has not paid or furnished, and shall not be required to pay or furnish, any consideration for the Settlement Shares other than the surrender and extinguishment of the Exchanged Obligations. The Parties acknowledge and agree that, pursuant to Rule 144(d)(3)(ii), the Settlement Shares shall be deemed to have been acquired by the Creditor at the time the Exchanged Obligations were acquired by the Creditor, such that the holding period of the Settlement Shares for purposes of Rule 144 commenced on October 22, 2024, more than one (1) year prior to the Issuance Date. For purposes of the foregoing, the Parties acknowledge and agree that (i) payments made by the Company on the Black Note have been applied first to the portions of the principal amount attributable to original issue discount and capitalized extension fees, such that the entire outstanding principal balance of US$414,635.00 is attributable to the original cash purchase price paid in full by the Creditor on October 22, 2024; (ii) each amendment to the Black Note was by its terms a modification and not a novation, was effected without the payment of any new consideration or the issuance of any new instrument by the Creditor, and did not restart the holding period of the Exchanged Obligations for purposes of Rule 144(d); and (iii) in any event, each of October 22, 2024, April 25, 2025, and July 23, 2025 is more than one (1) year prior to the Issuance Date. Neither Party shall take any action inconsistent with the availability of such exemption or such holding-period treatment.

Section 2.5 Compliance with Nasdaq Rules. Notwithstanding anything in this Agreement to the contrary, the Company shall not issue any shares of Common Stock pursuant to this Agreement to the extent that such issuance would, when aggregated with any other issuances required to be aggregated therewith under the applicable rules of The Nasdaq Stock Market LLC ("**Nasdaq**"), exceed 19.99% of the number of shares of Common Stock issued and outstanding immediately prior to the Effective Date, or would otherwise require stockholder approval pursuant to Nasdaq Listing Rule 5635, in each case unless such stockholder approval has first been obtained. The Company shall timely submit to Nasdaq any Listing of Additional Shares notification required in connection with the issuance of the Settlement Shares.

Section 2.6 Settlement of Severance Claim; Issuance of Severance Note. On the Issuance Date, the Company shall execute and deliver to the Creditor the Severance Note, substantially in the form attached hereto as Exhibit A, in the principal amount of US$409,082.17, in full and final settlement, satisfaction, and discharge of the Severance Claim. The Severance Note shall be an unsecured, non-negotiable, and non-transferable general unsecured obligation of the Company, shall mature on the first anniversary of the Issuance Date, and shall represent an unfunded and

unsecured promise of the Company to pay the amounts specified therein. Upon delivery of the Severance Note, the Severance Claim shall be deemed fully and finally settled and satisfied, and the Creditor shall have no further claim with respect thereto other than the right to receive payment under the Severance Note in accordance with its terms. The Parties acknowledge and agree that (i) the Severance Note is issued, following arm's-length negotiation, in settlement and satisfaction of the amounts owed to the Creditor under the Severance Agreement, (ii) the delivery of the Severance Note is not intended to constitute a payment of wages or other compensation for U.S. federal, state, or local tax purposes, and no Party shall report it as such, (iii) all amounts paid under the Severance Note shall, when paid, be treated as wages subject to all applicable tax withholding and shall be reported on IRS Form W-2 (or as otherwise required by applicable law), and (iv) this Agreement and the Severance Note are intended to comply with, or be exempt from, Section 409A of the Internal Revenue Code of 1986, as amended, and shall be interpreted and administered consistent with such intent; provided, that the Company makes no representation or warranty as to the tax treatment of the Settlement, the Severance Note, or any payment thereunder, and the Creditor has been advised to consult her own tax advisors. Nothing in this Section 2.6 or the Severance Note shall modify, terminate, or otherwise affect the Preserved Rights (as defined in Section 5.3).

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Creditor as of the Effective Date as follows:

Section 3.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and has the corporate power and authority to own its properties and to carry on its business as presently conducted.

Section 3.2 Authorization. The execution, delivery, and performance of this Agreement by the Company have been duly authorized by all necessary corporate action, including approval by the Board. This Agreement constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and by general principles of equity.

Section 3.3 Valid Issuance. The Settlement Shares, when issued and delivered in accordance with this Agreement, will be duly and validly issued, fully paid, and non-assessable, and will be free and clear of all liens, encumbrances, and restrictions, other than restrictions on transfer under applicable securities laws.

Section 3.4 No Conflicts. The execution, delivery, and performance of this Agreement by the Company do not and will not (a) violate or conflict with the articles of incorporation or bylaws of the Company, (b) violate or conflict with any law, regulation, order, or decree applicable to the Company, or (c) result in a breach of, or constitute a default under, any material agreement to which the Company is a party.

Section 3.5 Capitalization. The Company has sufficient authorized but unissued shares of Common Stock to issue the Settlement Shares.

Section 3.6 Survival and Indemnification. The representations and warranties of the Company set forth in this Article III shall survive the Effective Date for a period of twelve (12) months. The Company shall indemnify and hold harmless the Creditor and the Creditor's agents from and against any losses, damages, liabilities, costs, and expenses (including reasonable attorneys' fees) arising from any breach of such representations and warranties. Notwithstanding the foregoing, the aggregate liability of the Company under this Section 3.6 shall not exceed an amount equal to the Settled Debt Amount, and in no event shall either Party be liable under this Agreement for punitive, exemplary, special, or consequential damages.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE CREDITOR

The Creditor hereby represents and warrants to the Company as of the Effective Date as follows:

Section 4.1 Capacity. The Creditor is an individual with full legal capacity to enter into and perform this Agreement.

Section 4.2 Authorization. The Creditor has full authority and legal capacity to execute, deliver, and perform this Agreement. This Agreement constitutes the legal, valid, and binding obligation of the Creditor, enforceable against the Creditor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and by general principles of equity.

Section 4.3 Investment Intent. The Creditor is acquiring the Settlement Shares for the Creditor's own account and not with a view to any distribution thereof within the meaning of the Securities Act, in violation of applicable securities laws; provided, however, that nothing herein shall restrict the Creditor's right to sell or transfer the Settlement Shares in compliance with applicable securities laws.

Section 4.4 Accredited Investor. The Creditor is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act.

Section 4.5 Holding Period. The Creditor understands and agrees that the Settlement Shares are being issued in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 3(a)(9) thereof, in exchange for the Exchanged Obligations, which have been continuously held by the Creditor since October 22, 2024, and that, pursuant to Rule 144(d)(3)(ii), the Rule 144 holding period of the Settlement Shares is deemed to have commenced on such date. The Creditor understands that, if such exemption or holding-period treatment were unavailable, the Settlement Shares would constitute "restricted securities" within the meaning of Rule 144 and could not be sold, transferred, or otherwise disposed of except pursuant to an effective registration statement under the Securities Act or an applicable exemption from registration.

Section 4.6 Acknowledgment of Debt. The Creditor acknowledges and confirms that the Settled Debt Amount of US$466,617.73 constitutes the agreed, full and final settlement amount in respect of any and all amounts owed or alleged to be owed by the Company to the Creditor under or in connection with the Black Note, and that upon the issuance of the Settlement Shares, the Settled Debt Amount shall be deemed satisfied in full. The Creditor acknowledges that no default premium

or enforcement premium under the Black Note has been triggered or is owed, and the Creditor waives any claim to any such premium and to any Default Interest accruing after July 27, 2026.

Section 4.7 Survival and Indemnification. The representations and warranties of the Creditor set forth in this Article IV shall survive the Effective Date for a period of twelve (12) months. The Creditor shall indemnify and hold harmless the Company and its officers, directors, employees, and agents from and against any losses, damages, liabilities, costs, and expenses (including reasonable attorneys' fees) arising from any breach of such representations and warranties.

Section 4.8 No Affiliate Status; No Solicitation Remuneration. The Creditor is not, and at no time during the ninety (90) days immediately preceding the Effective Date or the Issuance Date has been, an "affiliate" of the Company within the meaning of Rule 144. No commission or other remuneration has been or will be paid or given, directly or indirectly, to any person for soliciting the exchange of the Exchanged Obligations for the Settlement Shares, and the Creditor has not employed any broker, dealer, finder, or agent in connection with the Settlement. The Creditor is not a registered broker-dealer or an affiliate of a registered broker-dealer.

Section 4.9 Ownership and Holding of the Exchanged Obligations. The Creditor acquired the Exchanged Obligations directly from the Company for value on October 22, 2024, and has continuously and beneficially owned and held the Exchanged Obligations at all times since such date. The Creditor is the sole legal and beneficial owner of the Exchanged Obligations, holds the same free and clear of all liens, encumbrances, participations, and adverse interests of any kind, and has not sold, assigned, transferred, hypothecated, participated, or otherwise conveyed, in whole or in part, any interest therein to any other person. The Creditor has not engaged in any short sale, hedging, or other transaction with respect to securities of the Company that would toll, restart, or otherwise affect the holding period of the Exchanged Obligations or the Settlement Shares for purposes of Rule 144(d).

Section 4.10 Trading Matters. From the Effective Date until the public disclosure of the Settlement pursuant to Section 6.11, the Creditor shall not, and shall cause the Creditor's affiliates and representatives not to, purchase or sell any securities of the Company or engage in any short sale of, or establish any "put equivalent position" (as defined in Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended) with respect to, the Common Stock. The Creditor acknowledges that, until such public disclosure, the Creditor may be in possession of material non-public information regarding the Company and that applicable securities laws restrict trading in the Company's securities on the basis thereof. Following the Issuance Date, the Creditor shall not, on any single trading day, sell a number of Settlement Shares exceeding fifteen percent (15%) of the aggregate trading volume of the Common Stock on The Nasdaq Capital Market for such trading day.

Section 4.11 Acknowledgment of Severance Settlement. The Creditor acknowledges and agrees that the Severance Note is accepted by the Creditor voluntarily, following arm's-length negotiation and with the opportunity to consult counsel and tax advisors of the Creditor's choosing, in full and final settlement and satisfaction of the Severance Claim, and that, except for the Company's obligations under the Severance Note and this Agreement and the Preserved Rights (as defined in Section 5.3), the Creditor has no further right to the payment of any wages, severance, bonus, or other cash compensation from the Company. The Creditor shall not sell, assign, transfer, pledge, hypothecate, or otherwise encumber the Severance Note or any interest

therein, and acknowledges that all amounts payable thereunder will be reduced by applicable tax withholding when paid.

ARTICLE V
MUTUAL RELEASE

Section 5.1 Release by the Creditor. Effective upon the receipt of the Settlement Shares, the Creditor, on behalf of the Creditor and the Creditor's affiliates, successors, and assigns, hereby irrevocably and unconditionally releases, acquits, and forever discharges the Company and its officers, directors, employees, agents, affiliates, successors, and assigns from any and all claims, demands, liabilities, obligations, actions, causes of action, and damages of every kind and nature, whether known or unknown, suspected or unsuspected, arising out of or relating to the Black Note or the Settled Debt Amount, or the Severance Claim or any other claim for wages, severance, compensation, or benefits (other than the Creditor's rights under the Severance Note and this Agreement and the Preserved Rights (as defined in Section 5.3), to which this release does not apply); provided, however, that nothing in this Section 5.1 shall release any claim arising from breach of any representation, warranty, or covenant contained in this Agreement in accordance with Section 3.6 above.

Section 5.2 Release by the Company. Effective upon the Creditor's receipt of the Settlement Shares, the Company, on behalf of itself and its affiliates, successors, and assigns, hereby irrevocably and unconditionally releases, acquits, and forever discharges the Creditor and the Creditor's officers, employees, agents, affiliates, successors, and assigns from any and all claims, causes of action, counterclaims, demands, liabilities, obligations, actions, and damages of every kind and nature, whether known or unknown, suspected or unsuspected, arising out of or relating to the Black Note, the Settled Debt Amount, or the Severance Claim.

Section 5.3 Preservation of Indemnification and Insurance Rights. Notwithstanding anything in this Agreement (including Sections 4.11, 5.1, and 5.2) or the Severance Note to the contrary, nothing in this Agreement or the Severance Note shall settle, release, waive, impair, terminate, or otherwise affect, and the Creditor expressly retains, (i) all rights of the Creditor to indemnification, contribution, exculpation, and advancement or reimbursement of legal fees, costs, and expenses under the Severance Agreement, the Company's articles of incorporation or bylaws, any indemnification agreement between the Company and the Creditor, applicable law, or otherwise, (ii) all rights of the Creditor to coverage under any policy of directors' and officers' liability insurance or similar insurance maintained by the Company, in respect of the Creditor's service to the Company, and (iii) all rights of the Creditor to defense and legal fee coverage under the Severance Agreement with respect to any claim or proceeding arising out of or relating to the Creditor's service to the Company (collectively, the "Preserved Rights"). The Preserved Rights shall remain in full force and effect in accordance with their respective terms for the full period contemplated by the Severance Agreement and such other instruments, and the releases set forth in this Article V shall not apply to the Preserved Rights.

ARTICLE VI
MISCELLANEOUS

Section 6.1 Entire Agreement. This Agreement (including all exhibits hereto) constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior negotiations, agreements, and understandings, whether written or oral, relating to such subject matter.

Section 6.2 Amendments and Waivers. No amendment or waiver of any provision of this Agreement shall be effective unless in writing and signed by both Parties.

Section 6.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (except that matters of corporate governance and the internal affairs of the Company shall be governed by the laws of the State of Nevada), without regard to its conflicts of laws principles.

Section 6.4 Forum. Any and all lawsuits, actions, proceedings, claims, causes of action, or disputes arising out of or relating to this Agreement or between the Parties (collectively, the "**Claims**") shall be resolved exclusively in the Supreme Court of the State of New York, County of New York (the "**Acceptable Forum**"). The Parties agree that the Acceptable Forum has jurisdiction over them with respect to the Claims, and is convenient for them and a proper venue to resolve the Claims. This Section 6.4 shall supersede any prior forum or dispute resolution clause between the Parties as to the Claims.

Section 6.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same agreement. Signatures delivered by facsimile or electronic transmission (including PDF) shall be deemed original signatures.

Section 6.6 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the date of transmission if sent via email with confirmation of receipt, or (c) on the first Business Day following the date of dispatch if sent by reputable overnight courier service.

If to the Company:

Sadot Group Inc.

295 E Renfro St. Ste 209

Burleson, TX 76028-3953

If to the Creditor:

Jennifer Black

6409 County Road 1126 Godley, TX

Section 6.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Neither Party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other Party.

Section 6.8 Severability. If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall continue in full force and effect.

Section 6.9 Further Assurances. Each Party agrees to execute and deliver such additional documents, instruments, and agreements, and to take such further actions, as may be reasonably necessary or appropriate to effectuate the purposes of this Agreement.

Section 6.10 Expenses. Each Party shall bear its own costs and expenses in connection with the negotiation, execution, and performance of this Agreement; provided, however, that the Company shall bear all costs and expenses associated with the issuance and delivery of the Settlement Shares, including transfer agent fees, DTC fees, and the cost of the legal opinion required by Section 2.3.

Section 6.11 Public Disclosure. The Company may disclose the material terms of this Agreement and the Settlement in a Current Report on Form 8-K (or such other filing as may be appropriate) within the time period required by the applicable rules of the Securities and Exchange Commission, and shall file a copy of this Agreement as an exhibit thereto to the extent required. Except as required by applicable law or legal process, the Creditor shall not, and shall cause its affiliates and representatives not to, disclose the existence or terms of this Agreement prior to such public disclosure by the Company. Neither Party shall issue any press release or other public statement regarding the Settlement without the prior written consent of the other Party, except as required by applicable law or the rules of Nasdaq or the Securities and Exchange Commission.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Debt Settlement and Share Issuance Agreement as of the date first written above.

SADOT GROUP INC.

Signed by:

By: Haggai Ravid
C4A7737748F545F...

Name: Haggai Ravid

Title: CEO

JENNIFER BLACK

DocuSigned by:

By: JENNIFER BLACK
6ECED224C99D41A...

EXHIBIT A

FORM OF UNSECURED PROMISSORY NOTE (SEVERANCE SETTLEMENT)

US$409,082.17 Dated: the Issuance Date under the Settlement Agreement

FOR VALUE RECEIVED, Sadot Group Inc., a Nevada corporation (the "Company"), hereby promises to pay to Jennifer Black (the "Holder") the principal sum of Four Hundred Nine Thousand Eighty-Two and 17/100 Dollars (US$409,082.17), together with simple interest thereon from the date of this Note at the rate of 10.0% per annum (a rate not less than the short-term applicable federal rate in effect under Section 1274(d) of the Internal Revenue Code for the month in which this Note is issued), on the first anniversary of the date of this Note (the "Maturity Date"). This Note is issued pursuant to Section 2.6 of the Debt Settlement and Share Issuance Agreement, dated as of July 20, 2026, between the Company and the Holder (the "Settlement Agreement"), in full and final settlement of the Severance Claim (as defined in the Settlement Agreement). Capitalized terms used but not defined herein have the meanings given in the Settlement Agreement.

1. Payment. All principal and accrued but unpaid interest shall be due and payable in a single lump sum in cash on the Maturity Date, which is a fixed date of payment. The Company may prepay this Note, in whole or in part, at any time without premium or penalty. Payments shall be made by check or wire transfer to the address or account designated in writing by the Holder. If any amount payable hereunder remains unpaid more than five (5) Business Days after the Maturity Date, such unpaid amount shall bear interest at the rate of 12.0% per annum from the Maturity Date until paid in full, and the Company shall pay the Holder's reasonable costs of collection, including reasonable attorneys' fees.

2. Unsecured, Unfunded Obligation. This Note is a general unsecured obligation of the Company. It is not secured by any collateral or lien, is not guaranteed by any person, and represents an unfunded and unsecured promise of the Company to pay money in the future. With respect to amounts payable hereunder, the Holder has only the rights of a general unsecured creditor of the Company. This Note is not convertible into, or exchangeable for, any capital stock or other securities of the Company.

3. Non-Negotiable; Non-Transferable. This Note is not a negotiable instrument. Neither this Note nor any right or interest herein may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered by the Holder, in whole or in part, and any purported transfer in violation of this Section shall be null and void; provided that, upon the death of the Holder, this Note shall inure to the benefit of the Holder's estate, heirs, and personal representatives by operation of law.

4. Withholding; Tax Matters. All amounts paid under this Note shall be treated as wages when paid, shall be reduced by all applicable federal, state, and local tax withholding, and shall be reported on IRS Form W-2 (or as otherwise required by applicable law). This Note and the Settlement Agreement are intended to comply with, or be exempt from, Section 409A of the Internal Revenue Code of 1986, as amended, and shall be interpreted consistently with such intent; payment shall be made on the Maturity Date or as soon as administratively practicable thereafter, and in no event later than the end of the calendar year in which the Maturity Date occurs. The

Company makes no representation or warranty as to the tax treatment of this Note or any payment hereunder.

5. Amendment; Waiver. This Note may be amended, and any provision hereof waived, only by a written instrument signed by the Company and the Holder. No delay or failure by the Holder to exercise any right hereunder shall operate as a waiver thereof.

6. Governing Law; Forum. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of laws principles, and the forum provisions of Section 6.4 of the Settlement Agreement shall apply to this Note.

IN WITNESS WHEREOF, the Company has executed and delivered this Note as of the date first written above.

SADOT GROUP INC.

Signed by:

By: Haggai Ravid
C4A7737748F545F...

Name: Haggai Ravid
Title: CEO